UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2013

ZBB Energy Corporation
      (Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin                                                                                                                                                            53051
(Address of principal executive offices)                                                                                                                                           (Zip Code)

Registrant’s telephone number, including area code:    (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, in April 2011, ZBB Energy Corporation (the “Company”) entered into a Collaboration Agreement (the “Collaboration Agreement”) with Honam Petrochemical Corporation, now known as Lotte Chemical Corporation (“Lotte”), pursuant to which the Company and Lotte collaborated on the technical development of the Company’s third generation Zinc Bromide flow battery module (the “Version 3 Battery Module”) and Lotte received a fully paid-up, exclusive and royalty-free license to sell and manufacture the Version 3 Battery Module in Korea and a non-exclusive royalty-bearing license to sell the Version 3 Battery Module in Japan, Thailand, Taiwan, Malaysia, Vietnam and Singapore.

On December 16, 2013, the Company and Lotte entered into a Research and Development Agreement (the “R&D Agreement”) pursuant to which the Company has agreed to develop and provide to Lotte a Zinc Bromide chemical flow battery system, including a Zinc Bromide chemical flow battery module and related software (the “Product”), on the terms and conditions set forth in the R&D Agreement (the “Project”).    The Project is scheduled to continue until December 16, 2015, unless extended by the mutual agreement of the Company and Lotte.  Subject to the satisfaction of certain specified milestones, Lotte is required to make payments to the Company under the R&D Agreement totaling $3,000,000 over the term of the Project.

Additionally, on December 16, 2013, the Company and Lotte entered into an Amended License Agreement (the “Amended License”).  Pursuant to the Amended License, the Company granted to Lotte, (1) an exclusive and royalty-free limited license in Korea to use the Company’s Zinc Bromide flow battery module, Zinc Bromide flow battery stack and the technical information and know how related to the intellectual property arising from the Project (collectively, the “Technology”) to manufacture or sell a Zinc Bromide flow battery (the “Lotte Product”) in Korea and (2) a non-exclusive (a) royalty-free limited license for Lotte and its affiliates to use the Technology internally in all locations other than China and Korea to manufacture the Lotte Product and (b) royalty-bearing limited license to sell the Lotte Product in all locations other than China, the United States and Korea.  Lotte is required to pay the Company a total license fee of $3,000,000 under the Amended License plus up to an additional $1,000,000 if certain specific milestones are successfully achieved.  In addition, Lotte is required to make ongoing royalty payments to the Company on Lotte’s sales of the Lotte Product outside of Korea until December 31, 2019.

On December 16, 2013, the Company and Lotte entered into an Amendment to Collaboration Agreement which, among other things, amends the parties’ rights with regard to patents developed in connection with the Initial Project.

Item 8.01. Other Events.

On December 17, 2013, the Company issued a press release announcing that it has entered into the Amended Collaboration Agreement, the R&D Agreement and the Amended License. A copy of the press release is filed as Exhibit 99 to this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The exhibit required to be filed as a part of this Current Report on Form 8-K is listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZBB Energy Corporation

Dated: December 17, 2013	By: /s/ Eric C. Apfelbach
Name: Eric C. Apfelbach
Title: President and CEO

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99	Press release, dated December 17, 2013, issued by ZBB Energy Corporation, furnished herewith